UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas J. Carella

On January 8, 2021, Thomas J. Carella, a member of the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”) and chairperson of the Compensation Committee of the Board, resigned effective immediately.  Mr. Carella’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Karen Drexler

On January 8, 2021, the Board appointed Karen Drexler as a new member of the Board and as a member and the chairperson of the Compensation Committee of the Board, with such appointment to be effective immediately.

Ms. Drexler fills the vacancy created by the resignation of Mr. Carella, and her term of office as a class I director will expire at the Company’s 2021 annual meeting of stockholders or until her successor has been elected and qualified or her earlier death, resignation or removal.

Ms. Drexler will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”).  Pursuant to the Policy, Ms. Drexler will be paid $40,000 per year for her service as a member of the Board and $20,000 per year for her service as chairperson of the Compensation Committee.  Ms. Drexler will also be reimbursed for travel expenses in connection with her attendance at Board and committee meetings.

In addition, pursuant to the Policy and in connection with her appointment to the Board, Ms. Drexler will receive restricted stock units having a value of $262,500 based on the fair market value of the underlying common stock of the Company on the date of grant.  Such restricted stock units will vest quarterly over three years.  Further, at the close of business on the date of each annual meeting of stockholders of the Company on which Ms. Drexler is then a non-employee director, Ms. Drexler will receive restricted stock units having a value of $150,000 based on the fair market value of the underlying common stock of the Company on the date of grant.  Such restricted stock units will vest upon the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting of stockholders.

Ms. Drexler will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-248225), filed with the Securities and Exchange Commission on September 9, 2020.

There are no arrangements or understandings between Ms. Drexler and any other persons pursuant to which she was appointed as a director. Furthermore, there are no transactions in which Ms. Drexler has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On January 12, 2021, the Company issued a press release announcing the resignation of Mr. Carella and the appointment of Ms. Drexler.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: January 12, 2021	By:	/s/ Rebecca Chambers
Rebecca Chambers
Chief Financial Officer

3